STIFEL FINANCIAL CORP.
Form 8-K Dated November 3, 2008
Exhibit 99.1: Press Release

[Stifel Financial Corp. logo] Stifel Financial News

One Financial Plaza 501 North Broadway St. Louis, MO 63102 (314) 342-2000

For further information contact:
James M. Zemlyak, Chief Financial Officer
(314) 342-2228 zemlyakj@stifel.com

For Immediate Release

Stifel Financial Corp. reports issuing common stock
in exchange for preferred securities

St. Louis, Missouri - November 4, 2008 - Stifel Financial Corp. (NYSE: "SF") today reported that the Company agreed to issue 142,196 shares of Stifel common stock in exchange for $12.5 million par value of 6.78% Cumulative Trust Preferred Securities. The Cumulative Trust Preferred Securities were originally offered and sold in a $35.0 million private placement by Stifel Financial Capital Trust IV, a non-consolidated wholly-owned Delaware business trust subsidiary of the Company, on June 28, 2007. As a result of this transaction, the Company intends to extinguish $12.5 million of its debenture to Stifel Financial Capital Trust IV in the fourth quarter and record an approximate $6.7 million gain before certain expenses and taxes.

Company Information

Stifel Financial Corp. operates 194 offices in 35 states and the District of Columbia through its principal subsidiary, Stifel Nicolaus and Company, Inc., and 3 European offices through Stifel Nicolaus Limited. Stifel Nicolaus provides securities brokerage, investment banking, trading, investment advisory, commercial and retail banking and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank & Trust offers a full range of consumer and commercial lending solutions. To learn more about Stifel, please visit the Company's web site at www.stifel.com.

Forward-Looking Statements

This press release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements in this press release not dealing with historical results are forward-looking and are based on various assumptions.  The forward-looking statements in this press release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities:  the ability to successfully integrate the acquired companies; a material adverse change in the financial condition,; the risk of borrower, depositor and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies' operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel with the Securities and Exchange Commission.  Forward-looking statements speak only as to the date they are made.  Stifel does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Stifel disclaims any intent or obligation to update these forward-looking statements.

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